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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Pharmacopeia, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Joseph A. Mollica, Ph.D. Chairman, President and Chief Executive Officer

                      April 4, 2003

Dear Stockholders:

        It is my pleasure to invite you to the Annual Meeting of Stockholders of Pharmacopeia, Inc., to be held on Thursday, May 1, 2003 at 9:00 a.m. at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

        I hope that you will be able to join us. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

        Thank you for your interest and participation in the affairs of Pharmacopeia.

                      Sincerely,

                      Joseph A. Mollica

Pharmacopeia, Inc.  •  PO Box 5350  •  Princeton, New Jersey 08543-5350

PHARMACOPEIA, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 1, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Pharmacopeia, Inc., a Delaware corporation (the "Company"), will be held on May 1, 2003, at 9:00 a.m. local time, at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two directors to the Board of Directors for a term of three years.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 14, 2003 are entitled to receive notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                      By Order of the Board of Directors,

                      Michael G. Lenahan
                      Secretary

Princeton, New Jersey
April 4, 2003

PHARMACOPEIA, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Pharmacopeia, Inc., a Delaware corporation (the "Company"), for use at the Company's 2003 Annual Meeting of Stockholders to be held on May 1, 2003, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Doral Forrestal at Princeton, 100 College Road East, Princeton, New Jersey. The Company's principal executive offices are located at P.O. Box 5350, Princeton, New Jersey 08543-5350. The Company's telephone number is (609) 452-3600.

        These proxy solicitation materials were mailed on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

        Stockholders of record at the close of business on March 14, 2003 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 23,648,376 shares of the Company's Common Stock, $0.0001 par value, were issued and outstanding.

Revocability of Proxies

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the Annual Meeting and votes in person.

Voting and Solicitation

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Election appointed for the Annual Meeting who will determine whether or not a quorum is present and the results of the votes with respect to each matter.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date will constitute a quorum. The Inspector of Election will treat abstentions and broker non-votes as shares that are present for the purpose of determining the presence of a quorum.

        The election of directors will be decided by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes cast with respect to this proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be counted as votes cast with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

        The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone.

Deadline for Receipt of Stockholder Proposals

        Stockholder proposals pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company no later than December 5, 2003 in order that they may be included in the proxy statement and form of proxy for that meeting. In addition, in accordance with Rule 14a-4(c) under the Exchange Act, the Company's form of proxy relating to the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote at such meeting on matters that are submitted to the Company outside the processes of Rule 14a-8 after February 19, 2004.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        The Company's Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has seven directors, with two directors in Class I, two directors in Class II and three directors in Class III. The terms of office of Class II directors Frank Baldino, Jr. and James J. Marino expire at the 2003 Annual Meeting. The terms of office of Class III directors Paul A. Bartlett and Ricardo B. Levy expire at the 2004 Annual Meeting. Class III director Charles A. Sanders has elected to retire from the Board. Dr. Sanders has tendered his resignation, which resignation will be effective at the close of business on April 30, 2003. The terms of office of Class I directors Joseph A. Mollica and Gary E. Costley expire at the 2005 Annual Meeting. Pursuant to the Company's Bylaws, the Board of Directors has reduced the number of members of the Board from seven directors to six directors effective as of the effective time of Dr. Sanders' resignation. At the 2003 Annual Meeting, the stockholders will elect two Class II directors for a term of three years.

        Unless otherwise instructed, the proxy holders will vote the Proxies received by them "FOR" the Company's two nominees named below. If any of the nominees of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. The Board of Directors recommends that the stockholders vote "FOR" the nominees listed below.

Nominees for Election at the Annual Meeting

        The names of the nominees to the Board of Directors, and certain information about them, are set forth below:

Name of Nominee	Age	Position/Principal Occupation	Director Since
Frank Baldino, Jr., Ph.D.(1)(2)	49	Director; Chairman and Chief Executive Officer of Cephalon, Inc.	1996
James J. Marino(3)	53	Director; Partner, law firm of Dechert LLP	2000

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Corporate Governance Committee

        Dr. Baldino has served as a director of the Company since October 1996. In 1987, Dr. Baldino founded Cephalon, Inc., an integrated specialty biopharmaceutical company. He has served as Cephalon, Inc.'s Chairman and Chief Executive Officer since 1999. Dr. Baldino is currently a director of Cephalon, Inc., ViroPharma, Inc., NicOx S.A., Acusphere, Inc. and certain closely held companies and charitable organizations.

        Mr. Marino has served as a director of the Company since February 2000. He has been a partner in the law firm of Dechert LLP since 1988. Mr. Marino currently serves as Chair of the firm's Life Sciences Practice Group and is the Managing Partner of the firm's Princeton office. He is engaged in the practice of corporate law with an emphasis on the representation of technology-based companies.

Incumbent Directors Whose Terms of Office Continue after the Annual Meeting

        The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position/Principal Occupation	Director Since
Paul A. Bartlett, Ph.D.(3)	55	Director; Professor of Chemistry at the University of California, Berkeley	1998
Ricardo B. Levy, Ph.D.(1)(3)	58	Director; Chairman of the Board of Directors of Catalytica Energy Systems, Inc.	2000
Joseph A. Mollica, Ph.D.	62	Director; Chairman of the Board, President and Chief Executive Officer of the Company	1994
Gary E. Costley, Ph.D.(1)(2)	59	Director; Chairman of the Board and Chief Executive Officer of International Multifoods Corporation	1996

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Corporate Governance Committee

        Dr. Bartlett has served as a director of the Company since January 1998. Dr. Bartlett is also a member of the Company's Scientific Advisory Board. Dr. Bartlett has been a Professor of Chemistry at the University of California, Berkeley since 1973 and is the past Chairman of the Department of Chemistry at the University of California, Berkeley.

        Dr. Levy has served as a director of the Company since July 2000. Dr. Levy is a Founder of Catalytica, Inc. He currently serves as Chairman of the Board of Catalytica Energy Systems, Inc. From its founding in 1974 through 1991, Dr. Levy served as Director and Chief Operating Officer of Catalytica, Inc. and from 1991 to 2000 as President and Chief Executive Officer. Prior to 1974, Dr. Levy was a member of the Chemical Physics Research Team at Exxon Research and Engineering Company.

        Dr. Mollica has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1994 and was appointed President in August 1996. From 1987 to December 1993, Dr. Mollica was employed initially by the DuPont Company and then by the DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. Dr. Mollica is a Director of Genencor International, Inc., ImPath, Inc. and Neurocrine BioSciences, Inc.

        Dr. Costley has served as a director of the Company since February 1996. Dr. Costley has served as the Chairman of the Board of Directors and Chief Executive Officer of International Multifoods Corporation, a food company, since January 1997. From May 1995 through January 1997, Dr. Costley was the Dean of the Babcock Graduate School of Management, Wake Forest University. For more than five years prior to that time, Dr. Costley held various management positions with Kellogg Company, most recently as Executive Vice President. Dr. Costley is currently a Director of International Multifoods Corporation and Principal Financial Group.

        There is no family relationship between any director, executive officer or nominee for director of the Company.

Stock Ownership of Principal Stockholders and Management

        The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2003 (i) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) by each of the executive officers named in the table under "Executive Compensation—Summary Compensation Table," (iii) by each director and nominee for director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage of Total Voting Power
Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, MD 21202	3,442,725	(2)	14.58%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,082,200	(3)	13.05%
Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC 767 Third Avenue 30th Floor New York, NY 10017	2,226,000	(4)	9.43%
David J. Greene and Company, L.L.C. 599 Lexington Avenue New York, NY 10022	1,676,949	(5)	7.10%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,275,986	(6)	5.40%
Joseph A. Mollica	512,906	(7)	2.17%
Stephen A. Spearman	123,406	(8)	*
Michael R. Stapleton	40,535	(9)	*
Nicholas C. Mitropoulos	38,284	(10)	*
William J. DeLorbe	26,278	(11)	*
Scott D. Kahn	51,567	(12)	*
Michael G. Lenahan	28,775	(13)	*
Frank Baldino, Jr.	13,333	(14)	*
Paul A. Bartlett	85,772	(15)	*
Gary E. Costley	20,333	(16)	*
Ricardo B. Levy	11,667	(17)	*
James J. Marino	17,485	(18)	*
Charles A. Sanders	28,333	(19)	*
All Current Directors and Executive Officers as a group (17 persons)	1,055,025	(20)	4.47%

*Less than one percent.

(1)
Gives effect to the shares of the Company's Common Stock issuable within 60 days of January 31, 2003 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as being beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.
(2)
Brown Capital Management, Inc. filed an amended Schedule 13G with respect to the Company's Common Stock on March 17, 2003. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Brown Capital Management, Inc. has sole voting power with respect to 2,531,147 of the indicated shares, and sole dispositive power with respect to all of the indicated shares. Brown Capital Management, Inc. does not have shared voting or dispositive power with respect to any of the indicated shares.
(3)
Wellington Management Company, LLP filed an amended Schedule 13G with respect to the Company's Common Stock on February 12, 2003. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Wellington Management Company, LLP shares voting power with respect to 2,648,900 of the indicated shares, and shares dispositive power with respect to all of the indicated shares.
(4)
Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC filed an amended Schedule 13G with respect to the Company's Common Stock on February 14, 2003. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC share voting and dispositive power with respect to all of the indicated shares.
(5)
David J. Greene and Company, L.L.C. filed an amended Schedule 13G with respect to the Company's Common Stock on February 7, 2003. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. David J. Greene and Company, L.L.C. has sole voting power with respect to 14,600 of the indicated shares and shares voting power with respect to 1,279,500 of the indicated shares. David J. Greene and Company, L.L.C. has sole dispositive power with respect to 14,600 of the indicated shares and shares dispositive power with respect to 1,662,349 of the indicated shares.
(6)
Dimensional Fund Advisors, Inc. filed an amended Schedule 13G with respect to the Company's Common Stock on February 7, 2003. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Dimensional Fund Advisors, Inc. has sole voting and dispositive power with respect to all of the indicated shares.
(7)
Includes 15,546 shares held by Dr. Mollica's wife and children, although Dr. Mollica disclaims beneficial ownership of such shares. Includes 333,122 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(8)
Includes 121,207 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(9)
Includes 38,940 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(10)
Includes 35,291 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(11)
Includes 24,999 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(12)
Includes 46,664 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.

(13)
Includes 28,124 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(14)
Includes 13,333 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(15)
Includes 23,333 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(16)
Includes 18,333 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(17)
Includes 11,667 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(18)
Includes 15,000 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(19)
Includes 28,333 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.
(20)
Includes 789,896 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2003.

Board Meetings and Committees

        The Board of Directors of the Company held a total of 10 meetings during 2002. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

        The Audit Committee's current members are Ricardo B. Levy, Gary E. Costley and Frank Baldino, Jr. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee met seven times during 2002.

        The Compensation Committee's current members are Gary E. Costley, Frank Baldino, Jr. and Charles A. Sanders. The Compensation Committee reviews and recommends to the Board the compensation of all executive officers. The Compensation Committee met six times during 2002.

        The Corporate Governance Committee's current members are James J. Marino, Paul A. Bartlett and Ricardo B. Levy. The Corporate Governance Committee assists the full Board of Directors in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with applicable law and the interests of the stockholders of the Company. The Corporate Governance Committee met twice during 2002.

        No current director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

Board Compensation

        Non-employee directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. In addition, for meetings prior to October 16, 2002, the Company paid directors Gary E. Costley, Frank Baldino, Jr., James J. Marino, Paul A. Bartlett, Charles A. Sanders and Ricardo B. Levy, and any other non-employee director who became a member of the Board of Directors for the first time after 1995 and prior to October 16, 2002, a cash fee of $1,500 for each meeting of the Board of Directors or a committee thereof attended by such director. For meetings commencing October 16, 2002, the Company has agreed to pay these and all other non-employee directors a cash fee of $1,500 for each meeting of the Board or a committee attended by such director in person, and $750 for each such Board or committee meeting attended by such director by telephone conference. In addition, for the year commencing with the May 2002 Annual Meeting of Stockholders, each non-employee director was paid in advance a cash retainer of $12,000 for that yearly period. Effective October 16, 2002, such annual retainer was increased to $20,000 per year. As a result, each non-employee director was paid in advance a pro rata portion of such $8,000 increase to reflect the higher annual retainer for the balance of the yearly period ending with the 2003 Annual Meeting of Stockholders. Commencing with the 2003 Annual Meeting, the $20,000 annual retainer will be paid in advance in equal quarterly installments. Further, commencing October 16, 2002, the Company has agreed to pay the Chairpersons of the Audit, Compensation and Corporate Governance Committees an annual cash supplement for their services in the amount of $5,000, $3,500 and $3,500, respectively.

        Each non-employee director participates in the 1995 Director Stock Option Plan. Each individual who becomes a non-employee Board member for the first time is automatically granted an option to purchase 10,000 shares of the Company's Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been in the prior employ of the Company. Thereafter, at each annual stockholders meeting, each non-employee director with at least six months of service on the Board of Directors who will continue to serve as a director after such meeting will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock.

Employment Agreements

        Effective February 2001, the Company and Joseph A. Mollica entered into a three year employment agreement, subject thereafter to annual automatic extension, whereby Dr. Mollica is employed as Chief Executive Officer. Pursuant to his agreement, Dr. Mollica is entitled to receive an annual base salary and is currently eligible to receive a discretionary bonus of up to 60% of his base salary. The base salary and bonus percentage are subject to periodic review. In the event the Company terminates Dr. Mollica's employment without "cause", as defined in his agreement, or if Dr. Mollica terminates his employment for "good reason," as defined in his agreement, the Company will continue to pay as severance benefits his base salary, bonus and benefits until the earlier to occur of (i) 24 months after the date of termination or (ii) Dr. Mollica's obtaining comparable full-time employment. In addition, in such event, all of Dr. Mollica's unvested stock options will accelerate on the date of such termination, and all of his stock options will be exercisable until the earlier of 25 months after the date of termination or the expiration date of such options. "Good reason" includes an acquisition of the Company that materially changes Dr. Mollica's title or duties.

        In June 1996, the Company and Stephen A. Spearman entered into an agreement whereby Dr. Spearman is employed as Executive Vice President of Operations. Pursuant to his agreement, Dr. Spearman is entitled to receive an annual base salary and currently is eligible for an annual bonus of up to 50% of his annual base salary to be awarded at the discretion of the Board of Directors. The base salary and bonus percentage may be adjusted with the approval of the Compensation Committee. The agreement does not specify a term of employment.

        In May 2001, the Company and Michael R. Stapleton entered into an employment agreement whereby Dr. Stapleton was employed as Executive Vice President and Chief Operating Officer of the Company. Pursuant to his agreement, Dr. Stapleton was entitled to receive an annual base salary and was eligible for an annual discretionary bonus calculated as a percentage of his base salary. The base salary and bonus percentage were subject to periodic review. The agreement did not specify a term of employment. In the event the Company terminated Dr. Stapleton's employment without "cause," as defined in his agreement, or if Dr. Stapleton terminated his employment for "good reason," as defined in his agreement, in either case within 6 months after a "change of control," as defined in his agreement, of the Company, then the Company was required to (i) continue to pay as severance benefits his base salary for 12 months after the date of termination and (ii) forgive any remaining amounts outstanding under the $200,000 loan made to Dr. Stapleton in connection with his relocation to the United States.

        In September 2002, Dr. Stapleton and the Company entered into a separation agreement and release of claims, under which Dr. Stapleton's employment with the Company was terminated effective December 31, 2002. Under this agreement, Dr. Stapleton is entitled to receive severance payments equal to one year of his base salary, a portion of which was paid to Dr. Stapleton upon execution by the parties of the separation agreement and a portion of which will be paid to Dr. Stapleton in equal semi-monthly installments for 12 months after the date of termination. Additionally, the Company forgave all remaining amounts outstanding under the $200,000 loan referred to above. During 2002, Dr. Stapleton was an executive officer of the Company.

        In July 2001, Mr. Mitropoulos and Accelrys entered into an employment agreement whereby Mr. Mitropoulos was employed as a Vice President of Accelrys. In September 2002, Accelrys delivered to Mr. Mitropoulos a letter modifying his employment agreement and promoting Mr. Mitropoulos to Senior Vice President of Worldwide Sales of Accelrys. (All further references to Mr. Mitropoulos' agreement in this paragraph refer to the July 2001 agreement as so modified by the September 2002 letter.) Under such agreement, Mr. Mitropoulos is entitled to receive an annual base salary and is eligible for an incentive bonus based upon the revenue generated by Accelrys for the year in question. The base salary and incentive bonus are subject to annual review. The agreement does not specify a term of employment. In the event (i) Accelrys terminates Mr. Mitropoulos' employment without "cause," as defined in his agreement, within 6 months after a "change of control," as defined in his agreement, of Accelrys and the successor company does not offered him comparable employment, or (ii) Mr. Mitropoulos terminates his employment due to a substantial change in position or an undesired relocation of his principal employment location, then in any such case Accelrys will continue to pay as severance benefits Mr. Mitropoulos' base salary for 12 months after the date of termination. Further, if Mr. Mitropoulos provides Accelrys with at least 60 days notice of his intent to voluntarily resign his position, he will be entitled under certain circumstances to receive (as his sole compensation) a pro rata portion of his incentive bonus for the year in question.

        In October 2001, the Company delivered to Dr. DeLorbe a letter under which he is employed as Executive Vice President, Human Resources, of the Company. Under such letter, Dr. DeLorbe is entitled to receive an annual base salary and is eligible for an incentive bonus of up to 30% of his base salary awarded at the discretion of the Board. The base salary and incentive bonus are subject to annual review. The letter does not specify a term of employment. In the event Dr. DeLorbe's employment is involuntarily terminated within 6 months after a "change of control," as defined in his letter, of the Company and the successor company does not offered him comparable employment, then the Company will continue to pay as severance benefits Dr. DeLorbe's base salary for 12 months after the date of termination, plus a pro rata portion of his incentive bonus for the calendar year during which he is terminated. In addition, in the event of a "change of control," as defined in his letter, of the Company in which Dr. DeLorbe's stock options are not continued or assumed, all such options will vest in full.

        In September 2001, the Company delivered to Mr. Lenahan a letter under which he is employed as Executive Vice President and General Counsel of the Company. Under such letter, Mr. Lenahan is entitled to receive an annual base salary and is eligible for an incentive bonus of up to 30% of his base salary awarded at the discretion of the Board. The base salary and incentive bonus are subject to annual review. The letter does not specify a term of employment. In the event Mr. Lenahan's employment is involuntarily terminated within 6 months after a "change of control," as defined in his letter, of the Company and the successor company does not offered him comparable employment, then the Company will continue to pay as severance benefits Mr. Lenahan's base salary for 12 months after the date of termination, plus a pro rata portion of his incentive bonus for the calendar year during which he is terminated. In addition, in the event of a "change of control," as defined in his letter, of the Company in which Mr. Lenahan's stock options are not continued or assumed, all such options will vest in full. Further, if (i) Mr. Lenahan's employment with the Company is involuntarily terminated (other than in connection with a change of control), or (ii) Mr. Lenahan terminates his employment due to a substantial change in position or compensation or an undesired relocation of his principal employment location, then in any such case the Company will continue to pay as severance benefits Mr. Lenahan's base salary for 12 months after the date of termination, plus a pro rata portion of his incentive bonus for the calendar year during which such termination occurs.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of Pharmacopeia, Inc.'s Audit Committee, which is composed of independent directors, the Board of Directors of Pharmacopeia, Inc. appointed Ernst & Young LLP to serve as independent accountants for the year ending December 31, 2003.

        A representative of Ernst & Young is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

        The Board of Directors recommends that the stockholders vote "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Audit Fees

        The aggregate fees from Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2002 were $229,050.

Audit Related Fees

        The aggregate fees from Ernst & Young LLP for professional services rendered in connection with registration statements, due diligence, and consents, for the fiscal year ended December 31, 2002 were $5,820.

Financial Information Systems Design and Implementation

        Ernst & Young LLP did not render any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees from Ernst & Young LLP for services rendered to the Company for the fiscal year ended December 31, 2002, other than the fees described above, were $24,881.

        The Audit Committee of Pharmacopeia, Inc. also determined that the provision of the non-audit services by Ernst & Young LLP described above is compatible with maintaining the independence of such independent auditor.

OTHER INFORMATION REGARDING THE COMPANY

Performance Graph

        The following graph compares the cumulative total stockholder return to Pharmacopeia, Inc.'s stockholders during the five-year period ended December 31, 2002 to (i) the Nasdaq Pharmaceuticals Index and (ii) the Nasdaq Stock Market (U.S. Companies) Index.

        The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or Exchange Act, except to the extent that Pharmacopeia specifically incorporates it by reference into any such filing.

COMPARATIVE CUMULATIVE RETURN AMONG PHARMACOPEIA, INC.,
NASDAQ PHARMACEUTICALS INDEX AND NASDAQ MARKET INDEX

EXECUTIVE COMPENSATION

Compensation Tables

        Summary Compensation Table. The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the other six most highly compensated executive officers of Pharmacopeia (the "Named Executive Officers") for services rendered to Pharmacopeia in each of the last three fiscal years:

					Long Term Compensation Awards (2)
	Annual Compensation (1)
Name and Principal Position					Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)
	Year	Salary($)		Bonus($)
Joseph A. Mollica Chairman, President and Chief Executive Officer	2002 2001 2000	526,667 505,833 479,167		— — 242,500	— — —	100,000 150,000 55,000	48,580 5,250 5,250	(5)
Stephen A. Spearman Executive Vice President and Chief Operating Officer, Pharmacopeia Drug Discovery, Inc.	2002 2001 2000	296,333 284,667 265,833		— — 75,000	— — —	25,000 40,000 20,000	6,000 5,250 5,250
Michael R. Stapleton Executive Vice President and Chief Operating Officer, Accelrys(7)	2002 2001 2000	283,333 269,380 178,655		— — 60,000	— — —	20,000 40,000 27,500	127,123 186,921 11,872	(5) (6) (8)
Nicholas C. Mitropoulos Senior Vice President, Worldwide Sales, Accelrys(10)	2002 2001 2000	175,740 132,250 115,625		96,381 — —	— — —	30,000 20,000 20,000	68,586 210,058 162,697	(9) (9) (9)
William J. DeLorbe Executive Vice President, Human Resources	2002 2001 2000	250,000 39,904 —	(11)	— — —	— — —	15,000 75,000 —	41,392 1,639 —	(5) (6)
Scott D. Kahn General Manager and Senior Vice President, Life Science, Accelrys(10)	2002 2001 2000	250,000 213,124 170,913		— 49,502 65,000	— — —	15,000 30,000 22,500	14,865 13,544 5,040	(5) (6)
Michael G. Lenahan Executive Vice President, General Counsel and Secretary	2002 2001 2000	250,000 62,500 —	(11)	— 25,000 —	— — —	15,000 75,000 —	14,765 18,273 —	(5) (6)

(1)
The value of certain perquisites or personal benefits is not included in the amounts disclosed because it did not exceed for any Named Executive Officer the lesser of either $50,000 or 10% of total annual salary and bonus reported for the Named Executive Officer.

(2)
The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officer in 2000, 2001 or 2002.

(3)
During 2000, 2001 and 2002, no shares of restricted Common Stock were awarded or sold to the Named Executive Officers. As of December 31, 2002, Dr. Mollica held 162,155 shares of restricted Common Stock with an aggregate value of $1,062,115. Dr. Mollica is entitled to dividends paid with respect to such shares.

(4)
Represents Company 401(k) matching contributions in 2000, 2001 and 2002.

(5)
Represents, in addition to Company 401(k) matching contributions, vacation payouts for Dr. Mollica and Dr. Kahn of $20,385 and $9,615, respectively; reimbursement for relocation expenses for Dr. Stapleton, Dr. DeLorbe and Mr. Lenahan of $62,083, $35,392 and $9,265, respectively; payment of the "per diem" on Dr. Mollica's condominium in San Diego of $22,195; and forgiveness of a portion of the loan made to Dr. Stapleton in connection with his relocation to the United States, effective upon termination of his employment with the Company, of $59,540.

(6)
Represents, in addition to Company 401(k) matching contributions, reimbursement for relocation expenses for Dr. Stapleton, Dr. DeLorbe and Mr. Lenahan of $181,671, $1,639 and $18,273, respectively, and a vacation payout for Dr. Kahn of $8,294.

(7)
Reported pursuant to Item 402(a)(3)(iii) of Regulation S-K. On December 31, 2002, Dr. Stapleton's employment with the Company terminated.

(8)
Represents pension contributions.

(9)
Represents, in addition to Company 401(k) matching contributions, sales commissions of $58,000, $203,667 and $156,423 in 2002, 2001 and 2000, respectively; vacation payouts of $5,086 and $4,423 in 2002 and 2000, respectively; fringe benefit compensation of $1,141 in 2001; and forgiveness of a portion of a loan made to Mr. Mitropoulos of $1,024 in 2000.

(10)
In February 2003, Mr. Mitropoulos assumed the position of Senior Vice President, Americas Sales, reporting to the new Senior Vice President, Sales of Accelrys. In February 2003, Dr. Kahn assumed the position of Chief Science Officer and Senior Vice President, Research and Development, of Accelrys.

(11)
Dr. DeLorbe and Mr. Lenahan became employed by the Company in November 2001 and October 2001, respectively.

        Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers:

		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term(2)
	Options Granted (#)(1)		Exercise Price	Expiration Date
Name					5%	10%
Joseph A. Mollica	100,000	6.29%	$11.10	5/8/12	$698,073	$1,769,054
Stephen A. Spearman	25,000	1.57%	$11.10	5/8/12	174,518	442,264
Michael R. Stapleton	20,000	1.26%	$11.10	3/30/03	11,100	22,200
Nicholas C. Mitropoulos	20,000	1.26%	$6.77	7/31/12	85,152	215,793
	10,000	0.63%	$9.50	10/17/12	59,745	151,406
William J. DeLorbe	15,000	0.94%	$11.10	5/8/12	104,711	265,358
Scott D. Kahn	15,000	0.94%	$11.10	5/8/12	104,711	265,358
Michael G. Lenahan	15,000	0.94%	$11.10	5/8/12	104,711	265,358

(1)
The listed options become exercisable as follows: one-fourth of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter for the next 36 months based on the optionee's continuing to be employed by the Company.

(2)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

        Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.    The following table sets forth for each of the Named Executive Officers options exercised during 2002 and the fiscal year-end value of unexercised options:

			Number of Shares Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-the- Money Options at Year-End ($)(1)
	Shares Acquired on Exercise(#)
		Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph A. Mollica	—	—	316,872	218,128	155,571	229
Stephen A. Spearman	—	—	115,269	60,731	854	146
Michael R. Stapleton	—	—	84,699	—	152,083	—
Nicholas C. Mitropoulos	—	—	32,166	52,710	957	43,042
William J. DeLorbe	—	—	20,312	69,688	—	—
Scott D. Kahn	—	—	42,446	46,096	537	63
Michael G. Lenahan	—	—	21,874	68,126	—	—

(1)
Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

Report of the Compensation Committee

        The following is a report of the Compensation Committee (the "Committee") of the Board of Directors of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2002. The Committee reviews and approves the Company's executive compensation policies. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

  Compensation Philosophy

        The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal, the Company seeks to offer its executive officers competitive compensation based upon their performance and the performance of the Company. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to recognize and reward individual contributions to the Company's performance, and to link executive officer compensation and stockholder interests through equity-based plans. The Company currently uses three integrated components—Base Salary, Variable Annual Incentives and Long-Term Incentives—to meet these goals.

  Base Salary

        The base salary component of the total compensation is designed to compensate executives competitively within the industry. The Committee reviewed and approved fiscal year 2002 base salaries for the Chief Executive Officer and other executive officers. Base salaries were established by the Committee based upon competitive compensation data, and the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer base salaries have been targeted at or above the average rates paid by competitors in similar size companies to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation survey, the Top Five Data Services Report on Executive Compensation in the Biopharmaceutical Industry and the Culpepper Survey on the Software Industry). In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

  Variable Annual Incentives

        Variable incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a compensation policy (the "Compensation Policy") which compensates officers in the form of annual bonuses that are paid in cash. The Committee established target bonuses for each executive officer relative to the officer's base salary. The Compensation Policy is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance evaluations. The Company-based performance goals are tied to different indicators of the Company's performance, such as achievement of revenue, research and development, and other operating objectives. These Company-based performance goals vary from year to year and are somewhat subjective in nature. The individual officer's performance goals are taken into account and are tied to different indicators of the individual officer's performance (such as having achieved a research and development project milestone) and, except in the case of the Chief Executive Officer, are based upon the evaluation of the Chief Executive Officer. The Chief Executive Officer's achievement of individual performance goals is determined by the Committee. The Committee evaluates the achievement level of the Company's annual goals and approves a performance rating relative to the goals. At the beginning of each year, the Company's objectives are assigned a relative weighting factor to assist in the priority setting and subsequent evaluation of performance against objectives that is conducted at the end of the year. This evaluation is subjective and is influenced by the Committee's perception of the importance of the various corporate goals. The aggregate amount of the bonus pool can range from 50-150% of the total individual target amounts based upon achievement of individual goals. The Committee believes that the

Company's Compensation Policy provides an excellent link between the Company's performance and the incentives paid to executives.

        Based upon the Company's performance in 2002, no incentive bonuses were paid to the Company's executive officers for 2002, except for Mr. Mitropoulos who received an incentive compensation payment based on 2002 Accelrys sales.

  Long-Term Incentives

        The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Incentive Stock Plan and the opportunity to purchase stock under the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's Board of Directors believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

        The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 10% of their earnings withheld for purchases of the Company's Common Stock on certain dates specified by the Board. The price of the Company's Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each six-month offering period or on each specified purchase date.

  Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Dr. Mollica's base salary for 2002 was set at $530,000. Dr. Mollica's base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. In 2002, Dr. Mollica was granted options to purchase 100,000 shares of the Company's Common Stock. Under the Compensation Policy, Dr. Mollica received no bonus for 2002 performance. Dr. Mollica's total 2002 compensation was based on the Company's accomplishments and his contributions thereto, including (i) the continued growth in the Company's Accelrys software business, (ii) the successful implementation of the restructuring of the business (focused principally on Accelrys) and other cost containment initiatives in the third and fourth quarters of 2002, (iii) the conclusion of new or expanded third party collaboration agreements and the attainment of contractual milestones under a number of existing third party collaboration agreements and (iv) the significant enhancements made with respect to the capabilities of the Company's executive management group, including the addition of key officers augmenting the Accelrys management team.

  Section 162(m)

        The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

        In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                      Respectfully submitted by:

                      COMPENSATION COMMITTEE

                      Gary E. Costley
                      Frank Baldino, Jr.
                      Charles A. Sanders

Report of the Audit Committee

        Pursuant to the Company's Audit Committee Charter (a copy of which is attached as Exhibit A), the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently comprised of three independent directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements proposed to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held seven meetings during fiscal year 2002.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements described above be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

                      Respectfully submitted by:

                      AUDIT COMMITTEE

                      Ricardo B. Levy
                      Gary E. Costley
                      Frank Baldino, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance

        On the basis of reports and representations submitted by or on behalf of the directors, executive officers and ten percent stockholders of the Company, all Forms 3, 4 and 5 showing ownership of and change of ownership in the Company's equity securities during 2002 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act, except that the Form 3 for Nicholas C. Mitropoulos that should have been filed during August 2002 was filed on September 19, 2002; the Form 4 for John S. Delli Santi that should have been filed by September 16, 2002 was filed on October 8, 2002; the Form 4 for Mr. Mitropoulos that should have been filed by October 21, 2002 was filed on November 1, 2002; and the Form 4 for Arthur E. Roke that should have been filed by October 21, 2002 was filed on November 1, 2002.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2002 were Gary Costley, Frank Baldino and Charles Sanders. No such member of the Compensation Committee was a former or current officer or employee of the Company.

Certain Relationships and Related Transactions

        James J. Marino, one of the Company's directors, who was appointed effective as of February 2000, is a partner at Dechert, LLP, a law firm that the Company retained in 2000, 2001 and 2002 and continues to retain in 2003.

        The Company and Paul A. Bartlett, Ph.D., one of the Company's directors, are parties to a consulting agreement pursuant to which Dr. Bartlett receives annual compensation of $75,000 plus $1,000 for each consulting day served in excess of 25 days. The current term of the agreement expires in March 2004. In 2002, the Company paid Dr. Bartlett $75,000 pursuant to the consulting agreement.

        In January 2001, the Company extended a $270,000 interest-free loan to Michael R. Stapleton, Ph.D., then one of the Company's executive officers, as an advance against his relocation expenses in connection with the relocation of his residence from the United Kingdom to San Diego, California. All amounts payable by Dr. Stapleton in connection with such loan have been repaid to the Company. Further, in connection with such relocation, the Company also extended to Dr. Stapleton a $200,000 loan. Under the terms of such loan, 25% of the principal amount of the loan was to be forgiven by the Company on each of the first four anniversaries of Dr. Stapleton's relocation to California, provided that Dr. Stapleton remained employed by the Company or one of its subsidiaries on such anniversary date. As noted under "Proposal One: Election of Directors—Employment Agreements" above, in September 2002, Dr. Stapleton and the Company entered into a separation agreement and release of claims, under which Dr. Stapleton's employment with the Company was terminated effective December 31, 2002. Under this agreement, among other things, the Company forgave all remaining amounts outstanding under the loan effective at the end of the term of the separation agreement.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Princeton, New Jersey
Dated: April 4, 2003

Exhibit A

AUDIT COMMITTEE CHARTER

        ORGANIZATION.    This charter governs the operations of the Audit Committee (the "Committee") of Pharmacopeia, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company, are not an affiliated person of the Company or its subsidiaries, meet the independence requirements of the stock exchange listing standards, and have no relationship that may interfere with the exercise of their independence from the management and the Company. All Committee members shall be financially literate and at least one member shall be a "financial expert," as defined by SEC regulations.

        STATEMENT OF POLICY.    The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, performance of the Company's internal audit function and independent auditors, the independent auditor's qualifications and independence, the annual independent audit of the Company's consolidated financial statements, the legal compliance and ethics programs as established by management and the Board, and the Company's compliance with ethics policies and legal policies and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain independent outside counsel, or other experts or advisers as it determines necessary to carry out its duties.

        RESPONSIBILITIES AND PROCESSES.    The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company therein. For their part, the independent auditors are responsible for auditing the Company's annual financial statements and for reviewing the Company's unaudited interim financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to the changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Committee. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

  •
  At least annually, the Committee shall obtain and review a report by the independent auditors describing:

  •
  The firm's internal quality control procedures.

  •
  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  All relationships between the independent auditor and the Company (to assess the auditor's independence).

  •
  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

  •
  The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  •
  The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  •
  In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

  •
  The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

  •
  The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

  •
  The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

  •
  The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  •
  The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

  •
  The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  •
  The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

  •
  The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

-Please Detach and Mail in the Envelope Provided -

PROXY

PHARMACOPEIA, INC.
2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2003

This Proxy is solicited on behalf of the Board of Directors

        The undersigned stockholder of PHARMACOPEIA, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2003, and hereby appoints Joseph A. Mollica and Michael G. Lenahan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of PHARMACOPEIA, INC. to be held on May 1, 2003 at 9:00 a.m. local time, at The Doral Forrestal at Princeton, Princeton, New Jersey and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued, and to be dated and signed on the other side)

- Please Detach and Mail in the Envelope Provided -

☒	Please mark your votes as indicated in this example
	FOR all nominees below (except as indicated)	WITHHELD from all nomines
1.	ELECTION OF DIRECTORS: ☐	☐
Nominees:
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:
FRANK BALDINO, JR., PH.D., JAMES J. MARINO, ESQ.
		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:	☐	☐	☐
and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
		Dated	, 2003

Signature	Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

PHARMACOPEIA, INC. Notice of Annual Meeting of Stockholders To Be Held May 1, 2003
PHARMACOPEIA, INC. PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION REGARDING THE COMPANY
COMPARATIVE CUMULATIVE RETURN AMONG PHARMACOPEIA, INC., NASDAQ PHARMACEUTICALS INDEX AND NASDAQ MARKET INDEX
EXECUTIVE COMPENSATION
OTHER MATTERS
AUDIT COMMITTEE CHARTER